UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 16, 2013

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Not applicable
(e)
The Compensation Committee of the Board of Directors of Park National Corporation ("Park") met on January 16, 2013 to determine the 2013 base salary (the "2013 Base Salary") for each of Park's executive officers as well as the incentive compensation to be paid to each of Park's executive officers with respect to the period from May 1, 2012 through December 31, 2012 (the "2012 Incentive Compensation"). For each of Park's executive officers, the amount of 2012 Incentive Compensation to be paid reflects the fact that Park was prohibited from paying or accruing any bonus or incentive compensation to the five most highly compensated employees of Park and its subsidiaries during the period that Park was a participant in the U.S. Treasury's Capital Purchase Program (disregarding the period during which the U.S. Treasury held only the warrant for the purchase of 227,376 Park common shares (the "Warrant")). As previously reported, on April 25, 2012, Park repurchased from the U.S. Treasury all 100,000 of Park's Fixed Rate Cumulative Perpetual Preferred Shares, Series A; and on May 2, 2012, Park repurchased the Warrant from the U.S. Treasury.

The following schedule shows the 2013 Base Salary for each of Park's executive officers:

C. Daniel DeLawder, Chairman of the Board and Chief Executive Officer of Park (principal executive officer of Park); Chairman of the Board and Chief Executive Officer of The Park National Bank ("PNB"):

2012 Base Salary	2013 Base Salary
$773,525	$773,525

David L. Trautman, President and Secretary of Park; President of PNB:

2012 Base Salary	2013 Base Salary
$563,250	$563,250

Brady T. Burt, Chief Financial Officer of Park (principal financial officer of Park); Senior Vice President and Chief Financial Officer of PNB:

2012 Base Salary	2013 Base Salary
$205,000	$275,000

The following schedule shows the 2012 Incentive Compensation to be paid to each of Park's executive officers:

C. Daniel DeLawder	--	$151,475
David L. Trautman	--	$136,750
Brady T. Burt	--	$50,000

The 2013 Base Salary is effective as of January 1, 2013 and the 2012 Incentive Compensation is expected to be paid on February 15, 2013.

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signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: January 22, 2013	By:	/s/ Brady T. Burt
Brady T. Burt Chief Financial Officer